SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934



                               December 31, 1999
                Date of Report (Date of earliest event reported)



                            KENTUCKY INVESTORS, INC.
             (Exact name of Registrant as specified in its charter)


                                    KENTUCKY
                 (State or other jurisdiction of incorporation)

              0-3216                                    61-0574893
   (Commission File Number)                (IRS Employer Identification No.)



     200 Capital Avenue
     P.O. Box 717
     Frankfort, Kentucky                               40602-0717
(Address of principal executive offices)               (Zip Code)


                                 (502) 223-2361
              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
         (Former name or former address, if changed since last report)



Item 1.  Changes In Control of Registrant.  Not Applicable

Item 2.  Acquisition or Dispositions of Assets

The Registrant and Investors Heritage Life Insurance Company ("Investors Heritage") entered into a Share Exchange Agreement effective December 31, 1999 pursuant to which the Registrant became the sole stockholder of Investors Heritage through the issuance of the Registrant's common stock in exchange for the outstanding common stock of Investors Heritage. As a consequence of this transaction, the Registrant indirectly acquired the assets of Investors Heritage. These assets include principally bonds (government, corporate, asset-backed, mortgage-backed and foreign) as well as real estate mortgages. None of the assets acquired by the Registrant constitute plant, equipment or other physical property.

As consideration for the acquisition, the Registrant is exchanging 1.24 shares of its common stock for each share of the outstanding common stock of Investors Heritage. The nature of the consideration is solely the Registrant's common stock. The Registrant is issuing approximately 292,000 shares of its common stock in the transaction. Therefore, the total amount of consideration paid by the Registrant is approximately $6,862,000 based on the bid price quoted per share of $23.50 for the Registrant's common stock on December 31, 1999.

Investors Heritage retained The Robinson-Humphrey Company, LLC ("Robinson-Humphrey") to provide financial advice and a fairness opinion, from a financial point of view, of the consideration received by Investors Heritage's
stockholders.    Its opinion is based on economic, market and other conditions as in effect on, and the information made available to it, as of the date of its analyses. In arriving at its opinion, Robinson-Humphrey reviewed and analyzed:

Publicly available information concerning Investors Heritage and the Registrant which it believed relevant to its analysis;

Financial and operational information with respect to the business, operations and prospects of Investors Heritage and the Registrant furnished to Robinson-Humphrey;

A comparison of the historical financial results and present financial condition of Investors Heritage and the Registrant with other companies that it deemed relevant;

The trading history of Investors Heritage's common stock and the Registrant's common stock for the period of June 1, 1995 to August 16, 1999;

The range of multiples of stock price to earnings per share and stock price to generally accepted accounting principles stockholders' equity per share at which Investors Heritage and the Registrant have traded since March 31, 1997; and A comparison of the financial terms of the share exchange with terms of other recent transactions which it deemed relevant.

In addition, Robinson-Humphrey had discussions with the management of Investors Heritage concerning its business, operations, assets, present condition and future prospects and undertook other studies, analyses and investigations as it deemed appropriate.

Prior to the effective date of the transaction, the directors and executive officers of Investors Heritage and their affiliates, including the Registrant, owned 766,036 shares or 85% of the issued and outstanding common stock of Investors Heritage. The holders of these shares voted in favor of the share exchange. In addition, seven of the directors and seven of the officers of Investors Heritage are also directors and officers of the Registrant.

Item 3.  Bankruptcy or Receivership.  Not Applicable

Item 4.  Changes in Registrant Certifying Accountant.  Not Applicable

Item 5.  Other Events.  Not Applicable

Item 6.  Resignations of Registrant's Directors.  Not Applicable

Item 7.  Financial Statements and Exhibits.

(a) Financial Statements incorporated herein by reference in Item 8 to the Investors Heritage Life Insurance Company Annual Report to Stockholders for the year ended December 31, 1998 (pages 30-47) filed as Exhibit 1 to the Investors Heritage Life Insurance Company Form 10-K filed with the Securities and Exchange Commission on March 27, 1999.

(b) Financial Statements incorporated herein by reference in Item 1 to the Investors Heritage Form 10-Q for the quarter ended September 30, 1999, filed with the Securities and Exchange Commission on November 11, 1999.

(c)  Pro Forma Financial Information.

(d)  Exhibits.

10.1 Share Exchange Agreement between Kentucky Investors, Inc. and Investors Heritage Life Insurance Company incorporated herein by reference in Annex A to the Kentucky Investors, Inc. Form S-4 (file #333-87947) filed with the Securities and Exchange Commission on October 12, 1999.



                        Consent of Independent Auditors

We consent to the incorporation by reference of our report dated March 24, 1999, with respect to the consolidated financial statements and schedules of Investors Heritage Life Insurance Company, included in their Annual Report (Form 10-K) for the year ended December 31, 1998, in the Registration Statement (Form S-4) and related Prospectus of Kentucky Investors, Inc. for the registration of 291,316 shares of its common stock filed with the Securities and Exchange Commission.


/s/
Ernst & Young LLP
Louisville, Kentucky
January 12, 2000


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              KENTUCKY INVESTORS, INC.
                              By:       /s/
                                        Harry Lee Waterfield II
                              Its:      President


Date:  January 18, 2000



                       UNAUDITED PRO FORMA FINANCIAL DATA

     The unaudited pro forma financial data gives effect to the share exchange as a purchase under generally accepted accounting principles. The following unaudited pro forma financial data has been prepared using the historical consolidated financial statements incorporated by reference in Kentucky Investors' Annual Report on Form 10-K for the year ended December 31, 1998. Approximately 99% of Kentucky Investors' operations are comprised of the operations of Investors Heritage. For the pro forma presentation of the purchase of the minority interest of Investors Heritage by Kentucky Investors, only Kentucky Investors' historical financial data has been presented.

     The accompanying unaudited pro forma balance sheet gives effect to the share exchange as if it had occurred as of September 30, 1999. Furthermore, the unaudited pro forma statements of income include the impact of the share exchange as if it had occurred on January 1, 1999 and 1998 for the unaudited pro forma statements of income for the nine months ending September 30, 1999 and the year ending December 31, 1998, respectively.

     The unaudited pro forma income per share data is based upon the historical average number of outstanding shares of Kentucky Investors common stock, adjusted to include the number of Kentucky Investors shares of common stock that would be issued in the share exchange based upon an exchange ratio of 1.24 to 1. The unaudited pro forma share data and the unaudited equivalent pro forma per share data for Kentucky Investors do not include any cost savings or other financial or operational benefits from the share exchange.

     Stockholders should read the information set forth below in conjunction with the historical consolidated financial data of Kentucky Investors and Investors Heritage incorporated by reference herein.

     The actual operating results might have differed from the pro forma results if Kentucky Investors and Investors Heritage had actually been combined during the periods presented. You should not rely on the pro forma information as being indicative of either the historical results that we would have had or the future results that we will experience after the share exchange is completed.


                       UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1999

                              Historical                         Kentucky
                              Kentucky       Pro Forma           Investors
                              Investors      Adjustments         as Adjusted
Assets
   Investments
      Securities available-for
     -sale at fair value:
         Fixed maturities     $194,604,358                      $194,604,358
         Equity securities       2,577,336                         2,577,336
      Mortgage loans on
         real estate            14,674,647       120,823 (2)      14,795,470
      Policy loans               7,291,783                         7,291,783
      Other long-term
         investments               485,332        53,081 (2)         538,413
      Short-term investments     1,001,076                         1,001,076
     Total investments         220,634,532       173,904         220,808,436

   Cash and cash
      equivalents                5,468,281                         5,468,281
   Accrued investment
      income                     3,180,732                         3,180,732
   Due and deferred
      premiums                   4,496,596                         4,496,596
   Deferred acquisition
      costs                     30,141,274    (7,836,731)(2),(4)  22,304,543
   Present value of future
      profits                            0       405,809 (2)         405,809
   Leased property under
      capital leases               292,755                           292,755
   Property and equipment        1,580,594       568,109 (2)       2,148,703
   Goodwill                      1,802,170      (379,491)(2)       1,422,679
   Other Assets                  1,687,021                         1,687,021
   Amounts recoverable
      from reinsurers           27,816,953      (338,607)(2)      27,478,346

                              $297,100,908   ($7,407,007)       $289,693,901

Liabilities and Stock-
   holders' Equity
   Liabilities
      Policy liabilities:
         Benefit reserves     $221,703,744                      $221,703,744
         Unearned premium
            reserves            23,657,239      (307,544)(2)      23,349,695
         Policy claims           1,960,559                         1,960,559
         Other policyholders'
            funds:
            Dividend & endow-
               ment accumula-
                  tions          1,025,389                         1,025,389
            Reserves for divi-
               dends & endow-
               ments & other       809,546                           809,546

                Total policy
                  liabilities  249,156,477      (307,544)        248,848,933

         Federal income
            taxes                4,905,141    (3,658,513)(2),(6)   1,246,628
         Obligations under
            capital leases         300,915                           300,915
         Other liabilities       4,276,105       162,000 (2)       4,438,105

            Total liabilities  258,638,638    (3,804,057)(2)     254,834,581

   Minority interest in
      subsidiary                10,709,233   (10,709,233)(2)               0

   Stockholders' Equity
      Common stock                 857,886       291,685 (2)       1,149,571
      Paid-in surplus            3,510,342     4,457,523 (2)       7,967,865
      Accumulated other
         comprehensive
         income                    329,209                           329,209
      Retained earnings         23,055,600     2,357,075 (2)      25,412,675

           Total stock-
              holders equity    27,753,037     7,106,283          34,859,320

                              $297,100,908   ($7,407,007)       $289,693,901

See Notes to Unaudited Pro Forma Financial Data.



                    UNAUDITED PRO FORMA STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                              Historical                         Kentucky
                              Kentucky       Pro Forma           Investors
                              Investors      Adjustments         as Adjusted
Revenues
   Premiums and other
      considerations           $35,546,511                       $35,546,511
   Investment income,
      net of expense            11,273,046      (288,967) (3)     10,984,079
   Realized loss on
      investments, net           (177,834)                          (177,834)
   Other income                    729,026                           729,026

         Total revenue          47,370,749      (288,967)         47,081,782

Benefits and Expenses
   Death and other
      benefits                  16,918,730                        16,918,730
   Guaranteed annual
      endowments                   605,093                           605,093
   Dividends to policy-
      holders                      549,490                           549,490
   Increase on benefit
      reserves and unearned
      premiums                  15,628,611                        15,628,611
   Acquisition costs
      deferred                  (6,598,304)                       (6,598,304)
   Amortization of deferred
      acquisition costs          5,143,130    (1,439,257)(4)       3,703,873
   Commissions                   4,759,313                         4,759,313
   Other insurance
      expense                    6,756,186      (35,7122)(5)       6,720,464

         Total benefits
            and expenses        43,762,249    (1,474,979)         42,287,270

Income from operations
   before federal income
   tax and minority
   interest in net income
   of subsidiary                 3,608,500     1,186,012           4,794,512

Provision for income taxes       1,176,703       403,244 (6)       1,579,947
Income from operations
   before minority
   interest in net income
   of subsidiary                 2,431,797       782,768           3,214,565

Minority interest in net
   income of subsidiary            642,566      (642,566)(7)               0

Net Income                     $ 1,789,231    $1,425,334         $ 3,214,565

Weighted Average
   Number of Common
   Shares Outstanding          $   851,380                       $ 1,138,628
Earnings per share                   $2.10                             $2.82



 See Notes to Unaudited Pro Forma Financial Data.



                    Unaudited Pro Forma Statement of Income
                      For the Year Ended December 31, 1998

                              Historical                         Kentucky
                              Kentucky       Pro Forma           Investors
                              Investors      Adjustments         as Adjusted
Revenues
   Premiums and other
      considerations         $42,638,289                        $42,638,289
   Investment income,
      net of expense          14,167,232        (203,823)(3)     13,963,409
   Realized loss on
      investments, net           126,179                            126,179
   Other income                  776,612                            776,612

         Total revenue         57,708,312       (203,823)        57,504,489

Benefits and Expenses
   Death and other
      benefits                 20,767,497                        20,767,497
   Guaranteed annual
      endowments                  800,041                           800,041
   Dividends to policy-
      holders                     626,325                           626,325
   Increase on benefit
      reserves and unearned
      premiums                 18,400,657                        18,400,657
   Acquisition costs
      deferred                 (7,006,366)                       (7,006,366)
   Amortization of deferred
      acquisition costs         6,497,263     (1,712,143)(4)      4,785,120
   Commissions                  5,231,882                         5,231,882
   Other insurance
      expense                   8,380,727        (52,805)(5)      8,327,922

         Total benefits
            and expenses       53,698,026     (1,764,948)        51,933,078

Income from operations
   before federal income
   tax and minority
   interest in net income
   of subsidiary                4,010,286      1,561,125          5,571,411

Provision for income taxes      1,314,000        530,783 (6)      1,844,783
Income from operations
   before minority
   interest in net income
   of subsidiary                2,696,286      1,030,343          3,726,629

Minority interest in net
   income of subsidiary           721,149       (721,149)(7)              0

Net Income                   $  1,975,137     $1,751,492        $3,7,26,629

Weighted Average
   Number of Common
   Shares Outstanding        $    843,251                       $ 1,141,154
Earnings per share                  $2.34                             $3.27



 See Notes to Unaudited Pro Forma Financial Data.


                  NOTES TO UNAUDITED PRO FORMA FINANCIAL DATA


     In connection with the share exchange, the following pro forma adjustments are being made to the historical consolidated balance sheet and consolidated statements of income of Kentucky Investors. The objective of these adjustments is to illustrate the possible scope of the change in Kentucky Investor's historical consolidated financial position and results of operations as a result of the share exchange.

     The following describes the pro forma adjustments reflected in the accompanying unaudited pro forma financial statements.

(1) Kentucky Investors' total assets as of December 31, 1998, on a pro forma basis, would have been approximately $278,965,000.

(2) Reflects the share exchange whereby Kentucky Investors acquired 235,230 Investors Heritage shares held by minority stockholders through an exchange of Kentucky Investors stock at an exchange rate of 1.24 to 1. This transaction is treated as a purchase whereby the minority interest in Investors Heritage's assets and liabilities is recorded at fair value. The fair value of the minority interest assets and liabilities exceeded the purchase price by $6,948,372, which represents negative goodwill. The resulting negative goodwill was applied against the present value of future profits and the minority interest portion of goodwill. Present value of future profits of $405,809 remains after the application of negative goodwill. The portion of the assets and liabilities representing the historical ownership interest of Kentucky Investors will continue to be carried at historical book value. The effect of the purchase adjustments on operations for each of the next five years beginning with the year ended December 31, 1999 is to increase net income by approximately $255,000.

(3) The cost bases of Investors Heritage's fixed maturities have been increased to current market values at the pro forma purchase dates to the extent the fixed maturities were part of minority interest's asset ownership. Amortization of the net premium on fixed maturities has been adjusted to reflect the change in amortized cost basis assuming an average duration of the portfolio of 9.05 for 1998 and 8.10 for 1999.

(4) The portion of deferred acquisition costs owned by the minority interest has been eliminated. The amortization related to the eliminated deferred acquisition costs has been reflected as a pro forma adjustment.

(5) Other insurance expense was decreased to eliminate the minority interest portion of goodwill amortization recognized. Additionally, depreciation was adjusted for increases in cost basis for real estate owned and home office property held using an average estimated useful life of 30 years.

(6) Income tax effects resulting from the pro forma adjustments have been reflected at a rate of 34%.

(7) The minority interest portion in net income of the subsidiary has been eliminated to reflect the 100% ownership by Kentucky Investors of Investors Heritage subsequent to the share exchange.